SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Compensation Committee increased the annual base salaries of the named executive officers as follows: Daryl G. Byrd, President and Chief Executive Officer — $900,000; Anthony J. Restel, Senior Executive Vice President and Chief Financial Officer — $440,000; Michael J. Brown, Vice Chairman and Chief Operating Officer — $570,000; John R. Davis, Senior Executive Vice President — Mergers and Acquisitions/Finance Investor Relations — $440,000; and Jefferson G. Parker, Vice Chairman and Managing Director of Brokerage, Trust and Wealth Management — $460,000. The salary increases are effective on March 4, 2013.

The Compensation Committee awarded discretionary bonuses to the named executive officers as follows: Mr. Byrd — $758,000 (including a $150,000 contribution into Mr. Byrd’s Non-Qualified Deferred Compensation Plan account); Mr. Restel — $245,000; Mr. Brown — $290,000; Mr. Davis — $235,000; and Mr. Parker — $245,000.

The Compensation Committee granted restricted stock awards to the named executive officers as follows:

Name	Number of Shares or Units of Stock	Grant Date Fair Value of Awards

Daryl G. Byrd	16,635	$871,009
Anthony J. Restel	5,013	$262,481
Michael J. Brown	6,505	$340,602
John R. Davis	5,013	$262,481
Jefferson G. Parker	5,252	$274,995

The shares of restricted stock vest over five years in equal increments on the anniversary of the date of grant.

The Compensation Committee also granted phantom stock awards to the named executive officers as follows:

Name	Number of Shares or Units of Stock	Phantom Stock Award (Value)

Daryl G. Byrd	13,308	$696,807
Anthony J. Restel	4,011	$210,016
Michael J. Brown	5,204	$272,481
John R. Davis	4,011	$210,016
Jefferson G. Parker	4,202	$220,017

The phantom shares vest over five years in 25% increments commencing on the second anniversary of the date of grant.

The value of the shares on the date of each of the awards was $52.36 per share.

The Compensation Committee granted stock options to the named executive officers as follows:

Name	Number of Shares Underlying Options	Exercise Price of Option Awards

Daryl G. Byrd	11,312	$52.36
Anthony J. Restel	3,409	$52.36
Michael J. Brown	4,424	$52.36
John R. Davis	3,409	$52.36
Jefferson G. Parker	3,571	$52.36

The stock options vest over five years in equal increments on the anniversary of the date of the grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: February 22, 2013	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer